Exhibit 99.1

ExamWorks Announces First Quarter 2011 Financial Results

ExamWorks Announces Significant Expansion in the UK with the Acquisition of Premex Group

ATLANTA, GA.  May 10, 2011 – ExamWorks Group, Inc. (NYSE: EXAM) a leading provider of independent medical examinations (IMEs), peer reviews, bill reviews and related services, today reported financial results for the first quarter of 2011.  ExamWorks today also announced the acquisition of Premex Group Limited (“Premex”), a leading provider of IMEs in the United Kingdom.

 First Quarter 2011 Highlights

●	Revenues for the first quarter of 2011 were $66.6 million, an increase of $41.2 million, or 162%, over the year-ago quarter revenue of $25.4 million.

●
Adjusted EBITDA for the first quarter of 2011 was $10.9 million, an increase of $6.7 million, or 162%, over the year-ago quarter adjusted EBITDA of $4.2 million. Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

●
On February 28, 2011, we completed the acquisition of MES Group, Inc. (MES) for $215.0 million. MES contributed $13.2 million in revenues in the first quarter of 2011. Additionally, in the first quarter of 2011, we completed the acquisition of National IME Centres, Inc. (National IME). National IME contributed $220,000 in revenues in the first quarter of 2011.

Financial Review

Revenues – For the three months ended March 31, 2011, revenues were $66.6 million, an increase of 162% over the $25.4 million in revenues in the first quarter of 2010.  For the three months ended March 31, 2011, pro forma revenues were $87.8 million compared to $87.4 million of pro forma revenues in the first quarter of 2010.  Pro forma revenues for the three months ended March 31, 2011 and  March 31, 2010 assumes that the 2010 and 2011 acquisitions were completed on January 1, 2010.

Costs of revenues – For the three months ended March 31, 2011, costs of revenues were $43.6 million, an increase of 170% over the $16.1 million in costs of revenues in the first quarter of 2010.  Costs of revenues as a percentage of revenues for the first quarter of 2011 was 65% compared to 64% in the first quarter of 2010.

Selling, general and administrative expenses – For the three months ended March 31, 2011, SGA expenses were $14.3 million, an increase of 138% over the $6.0 million in SGA expenses in the first quarter of 2010.  The change was primarily due to the acquired SGA for acquisitions completed in 2010 and 2011. Included in SGA expenses in the first quarter of 2011 are $977,000 in share based compensation expenses, $767,000 in acquisition-related transaction costs, and $467,000 in other non-recurring costs.   Included in SGA expenses in the first quarter of 2010 are $114,000 in share based compensation expenses and $795,000 in acquisition-related transaction costs.

Depreciation and amortization expenses – For the three months ended March 31, 2011, D&A expenses were $8.6 million, an increase of 189% over the $3.0 million in D&A expenses in the first quarter of 2010.  The change was primarily due to acquisitions completed in 2010 and 2011.  For the three months ended March 31, 2011, depreciation expense was $736,000 and amortization expense was $7.9 million.

Interest and other expenses, net – For the three months ended March 31, 2011, interest and other expenses, net were $1.0 million, a decrease of 31% over the $1.5 million in interest and other expenses, net in the first quarter of 2010.  Included in interest and other expenses, net in the first quarter of 2011 are $1.4 million of interest expense s and deferred loan cost amortization, offset by adjustments on an interest rate swap and reductions in other expenses.

Adjusted EBITDA – For the three months ended March 31, 2011, adjusted EBITDA was $10.9 million, an increase of 162% over the $4.2 million in adjusted EBITDA in the first quarter of 2010.  Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

Premex Acquisition

On May 10, 2011, we acquired 100% of the share capital of Premex .  Premex, based in Bolton, England, provides independent medical examinations, rehabilitation and diagnostic offerings and ancillary services . Premex was founded in 1996 and has grown through a combination of organic and acquisition growth.  Revenues and adjusted EBITDA for the trailing twelve month period ended March 31, 2011 were approximately £55.8 million and £8.7 million, respectively , or approximately $91 million and $14.2 million using a conversion rate of 1.63 .

ExamWorks completed its acquisition of Premex for a purchase price consisting of £40.6 million (or $66.2 million) in cash, 661,610 shares of Company common stock with a contractual value of approximately £8.9 million (or $ 14.5 million), and £16.4 million (or $26.7 million) of assumed indebtedness under Premex’s receivables facility, which was paid off at closing. ExamWorks financed the cash portion of the transaction with proceeds from the senior revolving credit facility.

“We are thrilled to welcome Premex to the ExamWorks family of companies,” said James K. Price, Chief Executive Officer of ExamWorks. The talented professionals of our operating companies, Premex and UK Independent Medical (UKIM) have exceptional industry veterans who will lead us to the next phase of our growth in the United Kingdom. Each group brings unique personnel, information technology and operational assets, continually enhancing IME workflow and client experience.”

Senior Secured Revolving Credit Facility

On May 6, 2011, we increased and fully exercised the accordion feature of our senior secured revolving credit facility.  The increase and exercise of the accordion feature increased the committed capacity of the credit facility by $55 million, from a total of $245 million to $300 million.

Richard E. Perlman, Executive Chairman of ExamWorks, said: "We are pleased to share our progress and positive start to 2011. The market continues to validate our vision for the IME industry, including our lender group that is facilitating this round of expansion and providing additional liquidity for the future to continue the successful execution of our strategy.”

Business Outlook

ExamWorks is providing the following updated business outlook for fiscal year 2011:

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Fiscal year 2011 reported revenue is expected to be $405 million to $415 million, including the expected results of MES, National IME, and Premex from the date of acquisition, but excluding the effect of expected future acquisitions during 2011.

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Fiscal year 2011 reported Adjusted EBITDA is expected to be $74 million to $80 million, including the expected results of MES, National IME, and Premex from the date of acquisition, but excluding the effect of expected future acquisitions during 2011.  Adjusted EBITDA is a non-GAAP measure, the use of which by ExamWorks is described below.  The reconciliation to GAAP measures of reported 2011 Adjusted EBITDA is expected to be calculated and presented in a manner consistent with the reconciliation set forth below with respect to the three months ended March 31, 2011.

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The Company expects to acquire a minimum of $40 million of annual revenue during the balance of 2011.  This will result in acquired revenues of at least $265 million since the IPO, reaching the Company’s stated goal of $250 million of acquired revenues in 2011, 2012 and 2013 well ahead of the original timeline.  Including the $40 million of additional acquired revenue, we expect to end 2011 with pro forma revenues in excess of $500 million. Pro forma revenues assumes that all 2011 acquisitions were completed on January 1, 2011.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations, (IMEs), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing carriers a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees, excluding our senior management.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP measure, for each of the periods indicated.

	Three Months Ended March 31,
	2010	2011
Reconciliation to Adjusted EBITDA:
Net loss	$(595)	$(559)
Share-based compensation expense	114	977
Depreciation and amortization	2,977	8,609
Acquisition-related transaction costs	795	767
Other non-recurring costs	—	467
Interest and other expenses, net	1,464	1,012
Benefit for income taxes	(589)	(371)
Adjusted EBITDA	$4,166	$10,902

Forward Looking Statements

Statements made in this press release that express ExamWorks’ or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.  Forward-looking statements may include information concerning ExamWorks’ possible or assumed future results of operations, including descriptions of ExamWorks’ revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks’ operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks’ control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks’ actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our limited operating history; our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our ability to secure additional financing; regulation of our industry; changes in regulations affecting our client’s needs for our services; our information technology systems; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to retain qualified physicians and other medical providers for our medical panel; our ability to retain our clients; our ability to provide accurate health-related risk assessment analyses of data; our ability to retain key management personnel; and restrictions in our credit facility and future indebtedness.  In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

The Company will host a conference call to discuss the results at 5:30 p.m. Eastern Time. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (866) 510-0705 in the U.S. or (617) 597-5363 internationally with access code 16629057. A live webcast of the call is also accessible through the Investor Relations section of the Company web site at http://investorrelations.examworks.com.

Following the conclusion of the call, a replay of the webcast will be available at the Company`s web site within four hours. Alternatively, a telephonic replay of the call will be available at 8:30 p.m. Eastern Time (5:30 p.m. Pacific Time), and can be accessed until May 17, 2011 at midnight Eastern Time, by calling (888) 286-8010 in the U.S. or (617) 801-6888  internationally, with access code  89795886.

CONTACT:

SOURCE: ExamWorks Group, Inc.

ExamWorks Group, Inc.

J. Miguel Fernandez de Castro, 404-952-2400

Senior Vice President and Chief Financial Officer

investorrelations@examworks.com

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
	Three Months Ended March 31,
	2010	2011
Revenues:	$25,400	$66,588
Costs and expenses:
Costs of revenues	16,132	43,569
Selling, general and administrative expenses	6,011	14,328
Depreciation and amortization	2,977	8,609
Total costs and expenses	25,120	66,506
Income from operations	280	82
Interest and other expenses, net:
Interest expense, net	1,439	1,182
Loss (gain) on interest rate swap	25	(170)
Total interest and other expenses, net	1,464	1,012
Loss before income taxes	(1,184)	(930)
Income tax benefit	(589)	(371)
Net loss	$(595)	$(559)
Per Share Data:
Net loss per share:
Basic and diluted:	$(0.04)	$(0.02)

Weighted average number of common shares outstanding:
Basic and diluted:	13,943,454	32,739,428
Adjusted EBITDA	$4,166	$10,902

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
	December 31,	March 31,
ASSETS	2010	2011
Current assets:
Cash and cash equivalents	$33,624	$15,381
Accounts receivable, net	38,638	66,477
Other receivables	33	94
Prepaid expenses	2,175	3,220
Deferred tax assets	68	3,047
Other current assets	42	26
Total current assets	74,580	88,245

Property, equipment and leasehold improvements, net	4,870	6,643
Goodwill	90,582	254,245
Intangible assets, net	66,914	115,975
Deferred tax assets, noncurrent	7,669	—
Deferred financing costs, net	4,176	4,215
Other assets	271	424
Total assets	$249,062	$469,747
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,999	$28,123
Accrued expenses	9,414	11,905
Deferred revenue	272	1,063
Current portion of subordinated unsecured notes payable	2,312	2,298
Current portion of contingent earnout obligation	2,478	2,155
Other current liabilities	3,105	4,884
Total current liabilities	37,580	50,428
Senior revolving credit facility and discount facility	4,998	170,308
Long-term subordinated unsecured notes payable, less current portion	2,546	2,331
Long-term contingent earnout obligation, less current portion	2,032	2,121
Deferred tax liability, noncurrent	—	9,989
Other long-term liabilities	1,666	2,116
Total liabilities	48,822	237,293
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; Authorized 50,000,000 shares; no shares issued and outstanding at December 31, 2010 and
March 31, 2011	—	—
Common stock, $0.0001 par value; Authorized 250,000,000 shares; issued and outstanding 32,216,104 and 33,720,298 at
December 31, 2010 and March 31, 2011, respectively	3	3
Additional paid-in capital	211,861	243,790
Accumulated other comprehensive income	1,216	2,060
Accumulated deficit	(12,840)	(13,399)
Total stockholders' equity	200,240	232,454
Total liabilities and stockholders' equity	$249,062	$469,747

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
	Three Months Ended March 31,
	2010	2011
Operating activities:
Net loss	$(595)	$(559)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Loss (gain) on interest rate swap	25	(170)
Depreciation and amortization	2,977	8,609
Amortization of deferred rent	(31)	(56)
Share-based compensation	114	977
Provision for doubtful accounts	156	149
Amortization of deferred financing costs	146	406
Deferred income taxes	(594)	(2,576)
Changes in operating assets and liabilities, net of effects
of acquisitions:
Accounts receivable	(1,153)	(1,975)
Prepaid expenses and other current assets	173	(926)
Accounts payable and accrued expenses	1,121	2,679
Deferred revenue and customer deposits	102	(537)
Other liabilities	321	245
Net cash provided by operating activities	2,762	6,266
Investing activities:
Cash paid for acquisitions, net	(24,081)	(187,303)
Purchases of equipment and leasehold improvements, net	(567)	(1,968)
Working capital and other settlements for acquisitions	(205)	(325)
Net cash used in investing activities	(24,853)	(189,596)
Financing activities:
Borrowings under senior revolving credit facility	—	165,000
Proceeds from the exercise of options and warrants	—	263
Borrowings (repayments) under revolving line of credit and discount facility	(600)	130
Repayment of subordinated unsecured notes payable	(228)	(361)
Payment of deferred financing costs	(162)	(445)
Excess tax benefit related to share-based compensation	—	438
Borrowings under term loan	13,712	—
Issuance of preferred stock, net	18,712	—
Issuance of common stock, net	2,772	—
Payment of related party notes	(3,500)	—
Other	—	(18)
Net cash provided by financing activities	30,706	165,007
Exchange rate impact on cash and cash equivalents	—	80
Net increase (decrease) in cash and cash equivalents	8,615	(18,243)
Cash and cash equivalents, beginning of period	1,499	33,624
Cash and cash equivalents, end of period	$10,114	$15,381
NON CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for acquisitions	$2,942	$30,269
Issuance of common stock for termination of agreement	$1,436	$—
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$919	$988
Cash paid for income taxes	$73	$1,430